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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 13, 2000, except for certain matters discussed in Note 11 as to which the date is March 29, 2000, included in Precision Standard, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.







Birmingham, Alabama                                    /s/ Arthur Andersen LLP
April 27, 2000